UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Tercica, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	26-0042539 (I.R.S. Employer Identification No.)

651 Gateway Boulevard, Suite 950, South San Francisco, CA 94080

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates (if applicable): 333-108729

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

Item 1.	Description of Registrant’s Securities to be Registered

Tercica, Inc. (the “Registrant”) incorporates by reference the description of its securities registered hereunder contained under the heading “Description of Capital Stock” as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-108729), as originally filed with the Securities and Exchange Commission (the “Commission”) on September 12, 2003 and subsequently amended (the “S-1 Registration Statement”), and in the prospectus included in the S-1 Registration Statement to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.	Exhibits

The following exhibits are filed as a part of this registration statement:

2.1(1)	Certificate of Incorporation, as currently in effect

2.3(2)	Certificate of Incorporation, to be in effect after offering

2.4(3)	Bylaws, as currently in effect

2.5(4)	Bylaws, to be in effect after offering

2.6(5)	Form of Specimen Stock Certificate

2.7(6)	Amended and Restated Investors’ Rights Agreement dated July 9, 2003

(1)	Incorporated by reference to Exhibit 3.1A to the registrant’s registration statement on Form S-1, as amended (333-108729)

(2)	Incorporated by reference to Exhibit 3.1B to the registrant’s registration statement on Form S-1, as amended (333-108729)

(3)	Incorporated by reference to Exhibit 3.2A to the registrant’s registration statement on Form S-1, as amended (333-108729)

(4)	Incorporated by reference to Exhibit 3.2B to the registrant’s registration statement on Form S-1, as amended (333-108729)

(5)	Incorporated by reference to Exhibit 4.1 to the registrant’s registration statement on Form S-1, as amended (333-108729)

(6)	Incorporated by reference to Exhibit 10.10 to the registrant’s registration statement on Form S-1, as amended (333-108729)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 7, 2003	TERCICA, INC.

By: /s/ TIMOTHY P. LYNCH
Timothy P. Lynch Chief Financial Officer and Senior Vice President of Corporate Development

EXHIBIT INDEX

Exhibit Number	Description

2.1(1)	Certificate of Incorporation, as currently in effect

2.3(2)	Certificate of Incorporation, to be in effect after offering

2.4(3)	Bylaws, as currently in effect

2.5(4)	Bylaws, to be in effect after offering

2.6(5)	Form of Specimen Stock Certificate

2.7(6)	Amended and Restated Investors’ Rights Agreement dated July 9, 2003

(1)	Incorporated by reference to Exhibit 3.1A to the registrant’s registration statement on Form S-1, as amended (333-108729)

(2)	Incorporated by reference to Exhibit 3.1B to the registrant’s registration statement on Form S-1, as amended (333-108729)

(3)	Incorporated by reference to Exhibit 3.2A to the registrant’s registration statement on Form S-1, as amended (333-108729)

(4)	Incorporated by reference to Exhibit 3.2B to the registrant’s registration statement on Form S-1, as amended (333-108729)

(5)	Incorporated by reference to Exhibit 4.1 to the registrant’s registration statement on Form S-1, as amended (333-108729)

(6)	Incorporated by reference to Exhibit 10.10 to the registrant’s registration statement on Form S-1, as amended (333-108729)